                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                January 28, 1998
                                 -------------
                                 Date of Report



                                 HOMECORP, INC.
   ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                   0-18284           36-3680814
   -------------------------------  -------------------------------------
   (State or other jurisdiction      (Commission        (IRS Employer
    of incorporation                  File Number)       Identification
                                                         Number)



  1107 EAST STATE STREET, ROCKFORD, IL                    61104-2259
  ------------------------------------------------------------------------
  (Address of principal executive offices)                (Zip Code)



  Registrant's telephone number, including area code  (815) 987-2200
                                                      --------------

ITEM 5.  OTHER EVENT

         On January 20, 1998, the Registrant issued the attached
         Press Release.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              1.  Press Release, dated January 20, 1998.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            HOMECORP, INC.



Date: January 28, 1998                             By:  /s/ C. Steven Sjogren
      ----------------                            ---------------------------
                                                  C. Steven Sjogren
                                                  President and
                                                  Chief Executive Officer

HOMECORP, INC. REPORTS ANNUAL AND FOURTH QUARTER EARNINGS

Rockford, Illinois, January 20, 1998 - HomeCorp, Inc. (NASDAQ:HMCI), the parent company for HomeBanc, fsb today reported earnings for the full year 1997 and the quarter ended December 31, 1997.

Earnings for the twelve months ended December 31, 1997 totaled $1,558,372 or $0.91 per share as compared to $358,831 or $0.21 per share for the year earlier. Earnings for the year 1996 were impacted by the special assessment paid in September 1996 to fully capitalize the Federal Deposit Insurance Corporation's, Savings Association Insurance Fund (SAIF).

Net interest income for the year 1997 increased 2.2% over the year 1996. The Bank's net interest margin also increased to 3.18% for the twelve months ended December 31, 1997 up from 3.04% for the same twelve month period of 1996.

Loan fees and service charges for the year 1997 were $1,878,130, up 10.53% over the prior year. Income from real estate development activities totaled $1,058,621 during 1997, an increase of nearly 23% over the year 1996. The Company's investment in real estate developments continues to decline. The Company's investment declined by nearly $1.4 million or 27% during the year ended December 31, 1997.

Non-interest expenses for the twelve months ended December 31, 1997 increased approximately 1.2% over the same period in 1996, excluding the one-time SAIF Special Assessment paid last year.

The provision for loan losses of $555,000 made during the year, brings the total allowance for possible loan losses, net of charge-offs, to $1,844,189 at December 31, 1997, approximating .72% of net loan receivable as of that date.

Real estate owned was reduced by approximately $4.5 million during the year, largely as a result of the sale of real estate located in Michigan. These funds have been re-invested in the Company's operations and should provide a positive contribution to future earnings.

The Company had total assets of $331.9 million and deposits of $306.2 million at December 31, 1997. Stockholders' equity increased 8.14% over the prior year and at December 31, 1997 was nearly $22.6 million, representing a fully diluted book value of $12.39 per share.

For the three months ended December 31, 1997, HomeCorp's net income was $216,250 or $0.12 per share compared to $348,609 or $0.20 per share in the fourth quarter 1996.

Earnings for the fourth quarter of 1997 were primarily impacted by lower income from real estate development activities. Increases in net interest income and loan fees and service charges were recorded for the fourth quarter compared to the same period last year. Additionally, non-interest operating expenses declined slightly when compared to the year earlier quarter.

During the fourth quarter, HomeCorp announced plans to merge with Mercantile Bancorporation Inc. (NYSE:MTL), the St. Louis-based bank holding company. The process of acquiring the required approvals is underway, and we anticipate a closing during the first quarter of 1998.

The Bank's suit in the United States Court of Federal Claims against the United States for breach of contract with regard to the utilization of the supervisory goodwill as capital created when the Bank acquired failing institutions in the 1980's, has been stayed. HomeBanc, along with others is awaiting notice from the court of its order of priority for scheduling hearings of these claims.

HomeCorp, Inc. is the holding company for HomeBanc, fsb which operates ten offices in Rockford, Loves Park, CherryVale, Freeport, and Dixon, Illinois. HomeCorp's shares are traded on the NASDAQ/National Market System, using the symbol HMCI.


SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                  12/31/97       12/31/96
                                                                ------------   ------------
Selected Balance Sheet Data:
 Total Assets                                                   $331,873,008   $335,824,474
 Loans Receivable, Net                                           257,735,034    259,139,564
 Loans Held for Sale                                               1,950,067      1,872,513
 Mortgage-Backed Securities                                       15,032,516     18,858,630
 Investment Securities                                             4,500,260      5,502,353
 Securities Held For Sale                                         18,374,883     12,496,885
 Investment in Real Estate Dev.                                    3,701,504      5,094,960
 Deposits                                                        306,225,804    311,754,446
 Total Borrowings                                                          -              -
 Stockholders' Equity                                           $ 22,556,595   $ 20,858,256

 Book Value Per Share + *                                       $      13.20   $      12.32
 Book Value Per Share-Fully Diluted*                            $      12.39   $      11.82
 Stockholders' Equity
  to Total Assets                                                       6.80%          6.21%

 + 1,708,552 Shares Outstanding at December 31, 1997.

                                                                    Three Months Ended          Twelve Months Ended
                                                                  12/31/97       12/31/96      12/31/97     12/31/96
                                                                ------------   ------------   -----------  -----------
Selected Operating Data:
 Total Interest Income                                          $  6,103,605   $  6,208,339   $24,248,187  $24,381,306
 Total Interest Expense                                            3,648,959      3,779,541    14,541,922   14,885,227
                                                                ------------   ------------   -----------  -----------
  Net Interest Income                                              2,454,646      2,428,798     9,706,265    9,496,079

 Provision for Loan Losses                                           335,000        170,000       555,000      565,000
 Loss Provision for Real Estate                                            -        346,000       505,000      346,000
 Loan Fees and Service Charges                                       461,893        447,136     1,878,130    1,699,220
 Income from Real Estate                                              37,731        486,629     1,058,621      861,175
 REO Operations                                                      120,405        120,162       481,019      471,109
 Other Non-Interest Operating Income                                  21,641         59,598       164,019      165,512
 Non-Interest Operating Expense                                    2,638,704      2,673,362    10,227,971   10,110,528
 SAIF Special Assessment                                                   -              -             -    2,042,942

 Net Gains on Sale of Investments,
  Mortgage-Backed Securities
  and Loans                                                          218,038        203,849       512,264      933,314
                                                                ------------   ------------   -----------  -----------
  Income/(Loss) Before Income Taxes                                  340,650        556,810     2,512,347      561,939

 Income Tax Expense/(Benefits)                                       124,400        208,201       953,975      203,108
                                                                ------------   ------------   -----------  -----------
  Net Income/(Loss)                                             $    216,250   $    348,609   $ 1,558,372  $   358,831
                                                                ============   ============   ===========  ===========
 Earnings Per Share:*
  Net Income/(Loss)
      Basic                                                            $0.12          $0.20         $0.91        $0.21
                                                                ============   ============   ===========  ===========
      Diluted                                                          $0.11          $0.19         $0.87        $0.20
                                                                ============   ============   ===========  ===========

  * Prior year per share amounts restated for three-for-two stock split in May, 1997.